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                                                                      EXHIBIT 21
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SUBSIDIARIES OF CITATION CORPORATION              STATE OF ORGANIZATION

Berlin Foundry Corporation                             Wisconsin
Bohn Aluminum, Inc.                                    Indiana
Camden Casting Center, Inc.                            Tennessee
Castwell Products, Inc.                                Illinois
Citation Automotive Sales Corp.                        Michigan
Citation Precision, Inc.                               California
Citation Castings, Inc.                                Alabama
Custom Products Corporation                            Wisconsin
Dycast, Inc.                                           Delaware
Hi-Tech, Inc.                                          Indiana
Interstate Southwest, Ltd.                             Texas
Interstate Forging Industries, Inc.                    Wisconsin
Iroquois Foundry Corporation                           Wisconsin
ISW Texas Corporation (subsidiary of Interstate
       Forging Industries, Inc.                        Delaware
Mabry Foundry Company, Ltd.                            Texas
Mansfield Foundry Corporation                          Ohio
Oberdorfer Industries Corp.                            New York
Southern Aluminum Castings Company                     Alabama
Texas Foundries, Ltd.                                  Texas
Texas Steel Corporation                                Texas
TSC Texas Corporation                                  Delaware